Exhibit 99

Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin  53154

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Michael Brophy, 414-570-4206 (o) or Michael.Brophy@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

January 11, 2008

MIDWEST AIR GROUP REPORTS DECEMBER PERFORMANCE

Milwaukee, Wisconsin, January 11, 2008 – Midwest Air Group, Inc. (AMEX: MEH) today reported December performance data for Midwest Airlines and Midwest Connect.

Midwest Air Group, Inc. – Performance Report
					Twelve Months Ended
	December				December 31,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	350,082	335,746	4.3		4,725,413	4,086,394	15.6
Scheduled Service Available Seat Miles (000s)	516,855	471,448	9.6		6,183,174	5,362,671	15.3
Total Available Seat Miles (000s)	521,296	475,815	9.6		6,224,958	5,421,119	14.8
Load Factor (%)	67.7%	71.2%	(3.5)	pts.	76.4%	76.2%	0.2	pts.
Revenue Yield (estimate)	$0.1484	$0.1393	6.5		$0.1425	$0.1440	(1.0)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1005	$0.0992	1.3		$0.1089	$0.1097	(0.7)
Total Revenue per Total ASM (estimate)	$0.1142	$0.1153	(1.0)		$0.1215	$0.1226	(0.9)
Number of Flights	9,396	8,986	4.6		119,280	110,120	8.3
Into-plane Fuel Cost per Gallon (estimate)	$2.09	$2.14	(2.7)		$2.11	$2.17	(2.6)

Midwest Airlines Operations
Origin & Destination Passengers	266,711	297,776	(10.4)		3,790,495	3,621,048	4.7
Scheduled Service Revenue Passenger Miles (000s)	300,853	316,088	(4.8)		4,217,451	3,827,111	10.2
Scheduled Service Available Seat Miles (000s)	435,123	441,392	(1.4)		5,427,141	4,982,631	8.9
Total Available Seat Miles (000s)	439,564	445,759	(1.4)		5,468,924	5,040,712	8.5
Load Factor (%)	69.1%	71.6%	(2.5)	pts.	77.7%	76.8%	0.9	pts.
Revenue Yield (estimate)	$0.1314	$0.1270	3.5		$0.1252	$0.1285	(2.6)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.0909	$0.0909	(0.1)		$0.0973	$0.0987	(1.4)
Total Revenue per Total ASM (estimate)	$0.1076	$0.1087	(0.9)		$0.1123	$0.1135	(1.1)
Average Passenger Trip Length (miles)	1,128	1,061	6.3		1,113	1,057	5.3
Number of Flights	4,185	4,711	(11.2)		55,010	54,213	1.5
Into-plane Fuel Cost per Gallon (estimate)	$2.08	$2.14	(2.9)		$2.10	$2.16	(2.8)

Midwest Connect Operations
Origin & Destination Passengers	117,579	62,964	86.7		1,282,495	819,946	56.4
Scheduled Service Revenue Passenger Miles (000s)	49,230	19,658	150.4		507,962	259,283	95.9
Scheduled Service Available Seat Miles (000s)	81,732	30,057	171.9		756,033	380,040	98.9
Total Available Seat Miles (000s)	81,732	30,057	171.9		756,033	380,407	98.7
Load Factor (%)	60.2%	65.4%	(5.2)	pts.	67.2%	68.2%	(1.0)	pts.
Revenue Yield (estimate)	$0.2523	$0.3383	(25.4)		$0.2858	$0.3719	(23.2)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1520	$0.2213	(31.3)		$0.1920	$0.2537	(24.3)
Total Revenue per Total ASM (estimate)	$0.1644	$0.2550	(35.5)		$0.2090	$0.2851	(26.7)
Average Passenger Trip Length (miles)	419	312	34.1		396	316	25.3
Number of Flights	5,211	4,275	21.9		64,270	55,907	15.0
Into-plane Fuel Cost per Gallon (estimate)	$2.10	$2.15	(2.5)		$2.15	$2.21	(2.4)

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

This performance report includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service, which launched April 1, 2007, has allowed for the opening of new markets as well as the conversion to Midwest Connect of some flights previously flown by Midwest Airlines.

-MORE-

Readers of Travel+Leisure named Midwest Airlines “Best Domestic Airline” in the magazine’s 2007 World’s Best Awards competition. The airline features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to more than 50 cities. More information is available at http://www.midwestairlines.com.

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